Exhibit 23.2

CONSENT OF INDEPENDENT AUDITOR

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-149245, 333-168804, and 333-149244) and Form S-3 (No. 333-187229) of Cardtronics, Inc. of our report dated April 9, 2014, relating to our audits of the combined financial statements of C.O.D., LLC and WG ATM, LLC as of and for the years ended December 31, 2013 and 2012, included in this Current Report on Form 8-K dated June 5, 2015.

/s/ McGladrey LLP

Rockford, Illinois

June 5, 2015